AMENDMENT TO ADMINISTRAIVE SERVICES LETTER
               BETWEEN AMERICAN PARTNERS LIFE INSURANCE COMPANY,
                  AMERICAN CENTURION LIFE ASSURANCE COMPANY,
                          AND INVESCO FUNDS GROUP, INC.

     WHEREAS, INVESCO Funds Group, Inc. ("INVESCO") and American Partners Life insurance Company ("American Partners Life") and American Centurion Life
Assurance Company ("American Centurion Life," collectively the "Insurance Companies"), have entered into a certain Administrative Services letter effective as of the 21st day of October, 1996 ("Letter"); and

     WHEREAS, the parties desire to amend said Letter in the manner hereinafter set forth;

     NOW, THEREFORE, the parties hereby amend the Letter in the following form:

     The first paragraph of Section 2 is deleted in its entirety and replaced with the following:

     2. ADMINISTRATIVE EXPENSE PAYMENTS. In consideration of the anticipated administrative expense savings resulting to INVESCO from the Insurance Companies' services set forth above, INVESCO agrees to pay the Insurance Companies a fee, computed daily and paid quarterly in arrears, equal to twenty (20) basis points (0.20%) applied to the average daily value of the total number of shares of each Fund of the Companies held in the subaccounts of the Accounts until such time as INVESCO, following consultation with the Company's Board of Directors, removes the expense cap that currently is imposed on the Fund. In the event that the expense cap on the Fund is removed, INVESCO agrees to pay the Insurance Companies a fee, computed daily and paid quarterly in arrears, equal to twenty-five basis points (0.25%) applied to the average daily value of the total number of shares of each Fund of the Companies held in the subaccounts of the Accounts.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name on its behalf by its duly authorized representatives as of April lst, 2002.


INVESCO FUNDS GROUP, INC.                       AMERICAN PARTNERS LIFE INSURANCE
                                                COMPANY

By: /s/ Ronald L. Grooms                        By: /s/ Gumer C. Alvero
    ----------------------------                    -------------------

Name:   Ronald L. Grooms                        Name:  Gumer C. Alvero
Title:  Senior Vice President                   Title: President, Annuities

Date:   3/19/02                                 Date:  February 19, 2002
        ------------------------


AMERICAN CENTURION LIFE ASSURANCE COMPANY

By: /s/ Gumer C. Alvero                         Attest for American Partners
    ----------------------------                Life Insurance Company and
                                                American Centurion Life
Name:   Gumer C. Alvero                         Assurance Company:
Title:  Vice President, Annuities
                                                By: /s/ Mary Ellyn Minenko
                                                    ----------------------
Date: February 19, 2002                             Mary Ellyn Minenko,
                                                    Asst. Secretary